SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                          -----------------------

                                 FORM 8-K

                              CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

                   PATRIOT TRANSPORTATION HOLDING, INC.
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              (Exact name of registrant as specified in its charter)



        FLORIDA
0-17554
59-2924957
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   (State or other             (Commission File            (I.R.S. Employer
    jurisdiction                   Number)               Identification No.)
    of incorporation)





501 Riverside Avenue                                           32202
Suite 500
Jacksonville, Florida
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(Address of principal executive offices)		    (Zip Code)

Registrant's telephone number, including area code:  (904) 396-5733

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       (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CRF 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

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[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                          CURRENT REPORT ON FORM 8-K

                     PATRIOT TRANSPORTATION HOLDING, INC.

                              October 26, 2011


ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

	On October 26, 2011, FRP Bird River, LLC ("FRPBR"), a wholly owned subsidiary of Patriot Transportation Holdings, Inc. (the "Company") and Windlass Run, LLC, as successor-in-interest to MacKenzie Investment Group, LLC ("Buyer") entered into a Termination Agreement that officially terminated that certain Agreement of Sale dated July 16, 2008 between FRPBR and Buyer (as amended, the "Original Agreement"), wherein Buyer had agreed to purchase approximately 121 acres of land in Baltimore County, Maryland at a purchase price of $25,075,000.00. The Original Agreement was terminated due to Buyer's inability to perform its obligations. Buyer has released the one (1) million dollar escrow deposit to FRPBR and is in the process of conveying to the Company's subsidiary all permits, engineering work, plans and other development work product with regards to the property. The Company intends to continue to complete the entitlement process for this parcel of land for residential development and will market it appropriately as the demand for residential property in this area improves in the future.


                                  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

				PATRIOT TRANSPORTATION HOLDING, INC.


Date:  October 31, 2011		By:  /s/ John D. Milton, Jr.

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				John D. Milton, Jr.
				Vice President, and Chief Financial Officer


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